EXHIBIT 99.1


SIMIONE CENTRAL COMPLETES ACQUISITION OF CARECENTRIC SOLUTIONS
August 13, 1999 9:39 AM EDT

     ATLANTA,  Aug. 13 /PRNewswire/ -- Simione Central  Holdings,  Inc. (Nasdaq:
SCHI) announced today that it has completed its acquisition of CareCentric Solutions(TM), a leading provider of point-of-care systems in the home healthcare information systems' marketplace, according to the terms of the agreement first announced July 13, 1999.

     CareCentric's product, The Smart ClipBoard(TM), is the home healthcare industry's leading, Windows 95, pen-compatible, point-of-care clinical information system. CareCentric has several customers including the Visiting Nurse Service of New York and the Visiting Nurse Association of Houston, two of the largest home healthcare providers in the United States.

     Simione Central provides information systems, consulting and agency support services to, with the merger of SCHI and MCS, Inc., over 3,000 customers. Simione Central provides freestanding, hospital-based and multi- office home health care providers (including certified, private duty, staffing, HME, IV therapy, and hospice) complete information solutions that address all aspects of home care operations. With offices nationwide, the company is headquartered in Atlanta, Georgia.

     Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. In addition, Simione's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause Simione's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, variability in quarterly operating results, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, Simione's dependence on business partners, emerging technological standards, risks associated with acquisitions, risks associated with the Year 2000 problem and risk factors detailed from time to time in Simione's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

     SOURCE Simione Central Holdings, Inc.